SECOND AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                                       AND
                               SECOND AMENDMENT TO
                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

        This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT AND SECOND AMENDMENT TO AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Second Amendment") is made and entered into as of May 30, 1997, by and among (a) SUPERIOR SERVICES, INC., a Wisconsin corporation (the "Parent"), the subsidiaries of the Parent identified on Schedule 1 to the Credit Agreement defined below (the "Subsidiaries" and collectively with the Parent, the "Borrowers"), (b) BANKBOSTON, N.A., f/k/a THE FIRST NATIONAL BANK OF BOSTON, a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"), LASALLE NATIONAL BANK, a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603, BANK ONE, WISCONSIN, a Wisconsin banking association having its principal place of business at 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53201, BANK OF AMERICA ILLINOIS, an Illinois banking association having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697, and the other lending institutions which become parties to the Credit Agreement (collectively, the "Banks"), and (c) BKB, as agent for the Banks (the "Agent").

        WHEREAS, the Borrowers, the Banks and the Agent are parties to an Amended and Restated Revolving Credit Agreement dated as of March 26, 1997 and amended by a First Amendment to Amended and Restated Revolving Credit Agreement and First Amendment to Amended and Restated Stock Pledge Agreement dated as of April 21, 1997 (as further amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrowers on the terms set forth therein;

        WHEREAS, the Borrowers have informed the Banks that Superior of Ohio, an Ohio corporation and a Subsidiary of the Parent ("Superior of Ohio") is acquiring substantially all of the assets of the Companies (defined below) for a total purchase price of approximately $5,000,000 (the "Asset Purchase");

        WHEREAS, the Borrowers have informed the Banks that the Parent is entering into an agreement to acquire all of the capital stock of Noble Road Landfill, Inc., an Ohio corporation ("Noble") from Grant E. Milliron, an individual residing in the State of Ohio ("Milliron"), for a total purchase price of approximately $20,000,000 plus the additional share purchase price as set forth in Article 2.5 of the Purchase Agreement, defined below (the "Stock Purchase");

        WHEREAS, the Asset Purchase and the Stock Purchase (the "Acquisitions") are to be consummated substantially in accordance with the terms set forth in the draft Purchase Agreement and Plan of Reorganization dated as of May 14, 1997 among Milliron Waste Management, Inc., Gem Leasing, Inc., North Central Management, Inc., Milliron Paper Recycling, Inc., and Richland County Transfer & Recycling, Inc., each an Ohio corporation (the "Companies"), Milliron, the Parent, and Superior of Ohio (the "Purchase Agreement");

        WHEREAS, until the gate opening of the Noble Landfill (defined below), which is anticipated to occur in approximately September or October 1997 and which is a condition precedent to the final exchange of cash consideration in connection with the Stock Purchase (the "Final Exchange"), the Parent wishes to advance a loan of up to $4,000,000 to Noble (the "Noble Loan") pursuant to the construction loan agreement dated as of June 1, 1997 among the Parent and Noble (the "Noble Loan Agreement") for the construction of a landfill located in Richland County, Ohio (the "Noble Landfill");

        WHEREAS, the Parent has agreed to assign the fixed-rate promissory note payable by Noble to the Parent under the Noble Loan Agreement, and the Parent's security interests in the open-end mortgage granted by Noble to secure the Noble Loan, to the Agent for the benefit of the Banks (the "Assignments");

        WHEREAS, the Borrowers have requested that the Banks consent to the Acquisitions and the Noble Loan, and the Banks are willing to consent thereto on the terms set forth herein;

        WHEREAS, the Banks, the Agent, and the Borrowers have further agreed to amend the Credit Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

        2. Amendment to Section 7.4 of the Credit Agreement. The second sentence of Section 7.4 of the Credit Agreement is hereby amended by deleting the first two words, "The Parent" and substituting "The Borrowers" in place thereof.

        3. Amendment to Section 7.1(g) of the Credit Agreement. Section 7.1(g) of the Credit Agreement is hereby amended to delete the amount, "$10,000,000" and to substitute the amount "$3,000,000" in place thereof.

        4.  Amendment to Section 7.2 of the Credit Agreement.

        (a) Section 7.2(a) of the Credit Agreement is hereby amended to delete the amount, "$10,000,000" and to substitute the amount "$3,000,000" in place thereof.

        (b) Section 7.2 of the Credit Agreement is hereby amended by adding the following subsection (j) to the end thereof:

             "(j) A first mortgage granted to Grant E. Milliron, an individual residing in the State of Ohio ("Milliron"), securing the Parent's obligation to pay royalties pursuant to Article 2.5 of the draft Purchase Agreement and Plan of Reorganization dated as of May 14, 1997 among Milliron Waste Management, Inc., Gem Leasing, Inc., North Central Management, Inc., Milliron Paper Recycling, Inc., and Richland County Transfer & Recycling, Inc., each an Ohio corporation, Milliron, the Parent, and Superior of Ohio, an Ohio corporation and a Subsidiary of the Parent."

        5. Consent. Each of the Banks hereby consents to the Acquisitions and the Noble Loan, provided that:

        (a) the total aggregate purchase price paid by the Borrowers in connection with the Asset Purchase shall not exceed $5,000,000 cash plus
   (i) the liabilities assumed as set forth in Article 1.4 of the Purchase Agreement, plus (ii) the invoice price paid by the Companies for capital assets acquired after December 31, 1996, minus (iii) the long-term liabilities of the Companies as set forth in Article 2.1 of the Purchase Agreement;

        (b) the total aggregate purchase price paid by the Borrowers in connection with the Stock Purchase shall not exceed $20,000,000 (of which $13,750,000 may be cash) minus (i) the long-term liabilities of Noble as set forth in Article 2.2 of the Purchase Agreement plus (ii) the additional share purchase price as set forth in Article 2.5 of the Purchase Agreement; and

        (c) contemporaneously with the closing of the Stock Purchase and the acquisition by the Parent of all the capital stock of Noble in connection therewith, the Borrowers and Noble shall execute an amendment to the Credit Agreement and the Stock Pledge Agreement, and an allonge to each of the Notes, adding Noble as a Borrower, each in form and substance satisfactory to the Agent.

        6. Ratification, etc. The Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Second Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Second Amendment. This Second Amendment and the Stock Pledge Agreement shall hereafter be read and construed together as a single document, and all references in the Stock Pledge Agreement or any related agreement or instrument to the Stock Pledge Agreement shall hereafter refer to the Stock Pledge Agreement as amended by this Second Amendment.

        7. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

        8. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

        9. Effectiveness. This Second Amendment shall become effective upon the execution and delivery of this Second Amendment by the respective parties hereto (the "Effective Date").

        10. Representations. The Borrowers represent and warrant to the Agent and the Banks that:

        (a) at the time of the Acquisitions, no Default or Event of Default has occurred and is continuing, and the Acquisitions will not otherwise create a Default or an Event of Default under the Credit Agreement; and

        (b) the Borrowers have delivered to the Agent all items required under Section 7.4 of the Credit Agreement.

        11.  Covenants.

             11.1 Deliveries by Borrowers. The Borrowers agree to deliver, no later than thirty (30) days after the Effective Date, each of the following, in form and substance satisfactory to the Agent:

             (a)  duly executed Assignments;

             (b) an opinion of counsel to the Borrowers as to the due authorization and enforceability of the Assignments, and all other matters as the Agent may reasonably request; and

             (c) the results of UCC searches with respect to the Companies and Noble indicating no liens other than Permitted Liens.

        Failure to deliver each of such items on or before thirty (30) days after the Effective Date shall constitute an Event of Default under the Credit Agreement.

             11.2 Repayment of Noble Loan. Contemporaneously with the Final Exchange, the Noble Loan shall be repaid in full. No more than thirty
   (30) days after the Final Exchange, the mortgage securing the Noble Loan shall be released, and satisfactory evidence thereof shall be delivered to the Agent.

       12. Entire Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS AMENDED REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, each of the undersigned have duly executed this Second Amendment under seal as of the date first set forth above.


   BANKBOSTON, N.A., f/k/a
   THE FIRST NATIONAL BANK OF
      BOSTON, individually and as Agent

   By:______________________________
        Timothy M. Laurion
        Vice President

   LASALLE NATIONAL BANK

   By:______________________________
        Michael Foster
        Senior Vice President

   BANK ONE, WISCONSIN

   By:______________________________
        Mark P. Bruss
        Vice President

   BANK OF AMERICA ILLINOIS

   By:______________________________
        Timothy J. Pepowski
        Senior Vice President

   SUPERIOR SERVICES, INC.
   SUPERIOR CRANBERRY CREEK LANDFILL, INC.
   SUPERIOR CONSTRUCTION SERVICES, INC.
   HARDROCK, INC.
   SUMMIT, INC.
   SUPERIOR SPECIAL SERVICES, INC.
   VALLEY SANITATION CO., INC.
   SUPERIOR SERVICES OF ELGIN, INC.
   SUPERIOR GLACIER RIDGE, INC.
   LAND & GAS RECLAMATION, INC.
   SUPERIOR OF WISCONSIN, INC.
   SUPERIOR EMERALD PARK LANDFILL, INC.
   SUPERIOR FCR LANDFILL, INC.
   SUPERIOR SEVEN MILE CREEK LANDFILL, INC.
   SUPERIOR OAK RIDGE LANDFILL, INC.
   SUPERIOR OF MISSOURI, INC.
   SUPERIOR OF OHIO, INC.
   SUPERIOR SERVICES OF MICHIGAN, INC.
   SUPERIOR WASTE SERVICES OF PENNSYLVANIA, INC.
   HOMESTAND LAND CORP.
   M&N DISPOSAL, INC.


   By:______________________________
        George K. Farr, Treasurer